Exhibit 10.20

CONTRACT OF LEASE

KNOW ALL MEN BY THESE PRESENT:

This Contract of Lease (this “Contract”) made and executed this 1st day of April 2004 at Paranaque City, by and between:

ALLEGRO MICROSYSTEMS PHILS. REALTY, INC., a corporation duly organized and existing under the laws of the Republic of the Philippines, with an office address at the 9th Floor Common Goal Tower, Industry Cor. Finance Sts., Madrigal Business Park, Alabang, represented herein by its duly authorized President, Mr. Francisco N. Meroy, Jr., hereinafter referred to as the LESSOR;

and

ALLEGRO MICROSYSTEMS PHILIPPINES, INC., a corporation duly organized and existing under the laws of the Republic of the Philippines, with an office address at the 9th Floor Common Goal Tower, Industry Cor. Finance Sts., Madrigal Business Park, Alabang, represented herein by its duly authorized President, Frederick Reiersen, hereinafter referred to as the LESSEE;

WITNESSETH:

WHEREAS, the LESSOR is the registered owner of a parcel of land, with an approximate area of Five Thousand Five Hundred (5,500) sq.m. more or less, situated at Paranaque City, covered by Transfer Certificate of Title No. 158614 of the Registry of Deeds for the City of Paranaque, a copy of which is attached herewith as Annex “A” (hereinafter the “Leased Premises”);

WHEREAS, the LESSOR has offered for lease and the LESSEE desires to lease the Leased Premises;

NOW THEREFORE, for and in consideration of the foregoing premises and the mutual covenants contained herein, the LESSOR hereby leases upon the LESSEE the Leased Premises and the LESSEE hereby accepts the same, under the following terms and conditions:

1.         TERM OF LEASE. This lease shall be for a period of fifty (50) years commencing on 1 April 2004 to 31 March 2054, renewable for another twenty-five (25) years by giving written notice to renew at least ninety (90) days prior to the expiration of the original fifty-year term, upon terms and conditions mutually agreed by the parties.

2.         RENTALS. The LESSOR shall pay annual rentals in the amount of Five Million One Hundred Five Thousand One Hundred Pesos (P 5,105,100.00) payable in advance within five (5) days from the start of the year, exclusive of VAT. The annual rentals shall be subject to escalation equivalent to one percent (1%) at the end of every five (5) years.

3.         REAL ESTATE TAXES. All real estate taxes levied or assessed or those which may thereafter be levied or assessed on the Leased Premises shall be for the account of the LESSEE for the duration of the lease.

4.         SECURITY DEPOSIT. Upon signing of this Contract and upon delivery of the LESSOR of the Leased Premises to the LESSEE, the LESSEE shall remit the sum of Four Hundred Twenty-Five Thousand Four Hundred Twenty-Five Pesos (P 425,425.00) (the “Security Deposit”). The Security Deposit shall remain intact during the entire term of this lease and shall not be applied by the LESSOR as payment for rentals, but shall serve as security to answer for any unpaid utility bills, charges and other obligations due to the LESSOR under this Contract, and real property taxes due on the improvements introduced by the LESSEE, which are payable by the LESSEE at the termination or expiration of this Contract. The Security Deposit shall be refunded by the LESSOR and returned to the LESSEE, within thirty (30) days after the expiration or termination of this Contract and after presentation by the LESSEE to the LESSOR of proof that the former has paid all of its utility bills and real property taxes, if any, and provided that the LESSEE has vacated the Leased Premises.

5.         USE OF THE LEASED PREMISES/SUB-LEASE. The LESSEE shall use the Leased Premises for any lawful purpose. The LESSEE shall have the right to sub-lease all or any portion of the Leased Premises to any third party, upon written notice thereof to the LESSOR.

6.         ALTERATIONS/IMPROVEMENT. The LESSEE shall have the right to erect upon the Leased Premises a laboratory, warehouse, office building, and install such machinery, facilities and equipment as it may consider necessary for the operation of their business thereon, without the need of the consent of the LESSOR, provided that the improvements installed are necessary and appropriate for the use or purpose provided in paragraph 5 hereof.

Upon expiration or termination of this Contract, permanent physical improvements introduced by the LESSEE on the Leased Premises during the term of this Contract, excluding those improvements made on the existing building owned by the LESSEE, which cannot be removed therefrom without damage to such improvements and to the Leased Premises, shall vest in and become the property of the LESSOR without obligation on the part of the LESSOR to refund its value or cost to the LESSEE. Unless the parties agree to another extension of the term of the lease, the LESSOR shall purchase the aforementioned existing building and the permanent improvements thereon from the LESSEE at the depreciated value at the time of the aforementioned expiration or termination of Contract.

7.         UTILITIES AND SERVICES. Payment of all utility bills, including electric, telephone and water bills, if any, shall be for the account of the LESSEE.

8.         OPTION TO PURCHASE. Should the LESSOR decide to sell the Leased Premises, the LESSEE shall be granted the first option to purchase the Leased Premises at the same terms and conditions as offered by the LESSOR to a third party, and such option shall be exercisable by the LESSEE within sixty (60) days from receipt by the LESSEE of written notice of LESSOR’s intention to sell or transfer the Leased Premises. The LESSEE shall have the right to assign its option to purchase the Leased Premises to a qualified designee.

9.         SALE OR ENCUMBRANCE OF PREMISES. In the event of a sale, transfer, or mortgage or any encumbrance of the Leased Premises to any person other than the LESSEE, the LESSOR shall warrant and ensure that the purchaser, transferee, mortgagee or person in whose favor the encumbrance is constituted shall respect all the terms and conditions of this Contract, including the provision for renewal thereof. To this end, the LESSOR shall cause the pertinent deed or agreement with such person to reflect this foregoing commitment.

10.       TERMINATION. (a) The LESSOR shall have the right to terminate this Contract upon a thirty (30) day prior written notice to the LESSEE in any of the following instances:

(i)	the LESSEE fails to pay rentals; or

(ii)

in the event of any violation by the LESSEE of the terms and conditions stipulated in this Contract and the LESSEE fails to rectify or remedy the default within sixty (60) days from its receipt of written demand from the LESSOR.

(b)       The LESSEE shall have the option to terminate this Contract upon a thirty (30) day written prior notice to the LESSOR in the event of any breach by LESSOR of this Contract,

and the LESSOR fails to rectify or remedy such breach for default within sixty (60) days from its receipt of the written demand of LESSEE.

(c)       Should the LESSEE decide to pre-terminate this Contract without just cause, the LESSEE shall forfeit as liquidated damages in favor of the LESSOR the Security Deposit and LESSOR is without further recourse of any other remedy at law or in equity.

(d)       In the event of termination by the LESSOR of this Contract for causes under (a), the LESSEE shall forfeit the Security Deposit as liquidated damages in favor of the LESSOR.

11.       RETURN OF PREMISES. Upon expiration or termination of this Contract, the LESSEE shall immediately vacate the Leased Premises and peacefully surrender complete possession thereof to the LESSOR, devoid of all occupants, furniture, articles and effects of any kind, in the same good and tenantable condition, normal wear and tear excepted and other than fur such alterations, additions or improvements which pertain to the LESSOR in accordance with the provisions of Paragraph 6 hereof.

12.       ENTIRE AGREEMENT. This Contract represents the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior expression of intent, representation or warranty with respect to this transaction. This Contract may only be modified by an instrument in writing signed by both parties.

13.       ARBITRATION AND VENUE. The parties agree to settle any and all disputes by binding arbitration in accordance with the rules of the Philippine Dispute Resolution Center, Inc. In the event that the LESSOR initiates arbitration proceedings, venue for arbitration shall be the Commonwealth of Massachusetts, U.S.A. and in the even that the LESSEE initiates arbitration proceedings, the venue for arbitration shall be Manila, Philippines.

14.       SEVERABILITY. If any one or more of the provisions of this Contract is declared invalid or unenforceable in any respect under any applicable law, the validity, legality or enforceability of the remaining provisions contained therein shall not in any way be affected or impaired.

IN WITNESS WHEREOF, the parties have hereunto affixed their signatures on the date and place first above stated.

ALLEGRO MICROSYSTEMS PHILIPPINES REALTY, INC. (LESSOR)	ALLEGRO MICROSYSTEMS PHILIPPINES, INC. (LESSEE)

By:	/s/ Francisco N. Meroy, Jr.	By:	/s/ Frederick Reiersen
	FRANCISCO N. MEROY, JR.		FREDERICK REIERSEN

Signed in the presence of:

/s/ [Illegible]	/s/ [Illegible]

ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES)

CITY OF MAKATI) S.S.

BEFORE ME, a Notary Public for and in the CITY OF MAKATI, this APRIL 01, 2004, personally appeared:

Name	Community Tax Cert. No.	Date/Place Issued
Francisco N. Meroy, Jr.	22655674	01-20-04 Paranaque
Frederick D. Reiersen	22683025	02-18-04 Paranaque

known to me and to me known to be the same persons who executed the foregoing Contract of Lease and who acknowledged to me that the same is their free and voluntary act and deed as well as that of the corporation they represent.

WITNESS MY HAND AND SEAL on the date and place first above written.

Doc. No.	333;
Page No.	68;
Book No.	III;
Series of 2004.

Joselito M. Bautista
Notary Public
Until December 31, 2004
PTR 11 8807700-1/31/04- Makati City
TIP No. 606122-753104 Makati

	ALLEGRO MICROSYSTEM PHILS. REALTY INC.
RENT INCOME

	Year Covered	Rent/Year	Total Rent / 5 Years		Rental Income	Income Per IAS 17
From	To	(1% Escallation every 5 years)	(1% Escallation every 5 years)		(as of February 2005)	(every 5 years)	Variance

April 1, 2004	February 28, 2005		4,679,675.00	A.) P 425425 x 11 Months	4,679,675.00	4,903,774.92	224,099.92
March 31, 2005	March 31, 2009	5,105,100.00	20,845,825.00	B.) Rental Income for the next 49 months		27,193,660.92
April 1, 2009	March 31, 2014	5,156,151.00	25,780,755.00			26,747,863.20
April 1, 2014	March 31, 2019	5,207,712.51	26,038,562.55			26,747,863.20
April 1, 2019	March 31, 2024	5,259,789.64	26,298,948.18			26,747,863.20
April 1, 2024	March 31, 2029	5,312,387.53	26,561,937.66			26,747,863.20
April 1, 2029	March 31, 2034	5,365,511.41	26,827,557.03			26,747,863.20
April 1, 2034	March 31, 2039	5,419,166.52	27,095,832.60			26,747,863.20
April 1, 2039	March 31, 2044	5,473,358.19	27,366,790.93			26,747,863.20
April 1, 2044	March 31, 2049	5,528,091.77	27,640,458.84			26,747,863.20
April 1, 2049	March 31, 2054	5,583,372.69	27,916,863.43			26,747,863.20

Total Income			267,053,206.22			272,828,204.64
Total Months covered (PPer Contract)
Total Monthly Income Per IAS 17						445,088.68

Notes:
1. Caption A.) represents rental income for the first 11 months
B.) rental income for the succeeding 61 months
2. Rental accelerates @ 1% every five (5) years as per contract
3. Total monthly income per IAS 17

Total income per contract			267,053,206.22
	Divided by: total months per contract (50yrs x 12)		600
	Total Income per IAS 17		445,088.68